Contact:

                                                             Kley Parkhurst, SVP
                                                        ePlus Investor Relations
                                                               Tel: 703-709-1924
                                                            kparkhurst@eplus.com


                         EPLUS ANNOUNCES CREDIT FACILITY


HERNDON, VA - December 21, 2000 - ePlus inc. (Nasdaq: "PLUS"), a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions, announced that it established a 364 day revolving line of credit for $20 million with National City Bank on December 19, 2000. The National City credit facility replaces the First Union credit facility which expired December 19, 2000.

Michael J. Labrum, senior vice president of National City Bank said "We have known the principals of ePlus for several years. The company has strong management, a very strong and conservative balance sheet, and has delivered profitable financial results for ten years. We have had the chance to watch their e-commerce initiatives over the past year and are very excited about their growth potential." He continued "We expect to amend this line to a three year facility and add additional banks in the first quarter of 2001."

Phillip G. Norton, chairman, president and chief executive officer said "National City Bank is a leading lender to our industry and we are very pleased that they have become our agent for the renewal of our line of credit facility. The facility is structured to allow other banks to easily join the line in the future, so that we can expand the line to capture opportunities as they arise."

The Company currently has no amounts outstanding under the line of credit.

About  National  City

National City Corporation (NYSE: NCC) is an $85 billion financial holding company based in Cleveland, Ohio. The company offers a full range of financial services including investment banking, brokerage, mutual fund, insurance and traditional banking services to individuals and businesses. National City has offices in Ohio, Pennsylvania, Michigan, Indiana, Kentucky and Illinois. National City can be found on the World Wide Web www.national-city.com.



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ePlus, ePlusSuite,  Procure+, Manage+, and Service+ are trademarks of ePlus inc.
Finance+ is a registered service mark. Other trademarks and service marks used herein are the property of their respective owners.

About ePlus:

ePlus is a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

ePlus has 145 e-commerce customers which includes 109 implemented customers. Founded in 1990, the company is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing in general and availability under the line of credit discussed herein; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by the customers in this release; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.




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